Exhibit 10.7

FORM OF

WABCO HOLDINGS INC.

STOCK OPTION GRANT AGREEMENT

FOR U.S. EMPLOYEES

WABCO HOLDINGS INC., a Delaware corporation (“Grantor”), hereby grants to              (“Participant”), an employee of Grantor or one of its subsidiaries, the option to purchase (“Option”), at the exercise price set forth below, a total of          shares of Common Stock, par value $.01 per share (“Common Stock”), of the Grantor, pursuant to and subject to the terms and conditions set forth in the Grantor’s Omnibus Incentive Plan (the “Plan”) and to such further terms and conditions as are set forth below in this Stock Option Grant Agreement (the “Agreement). Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1. Exercise Price. The exercise price applicable to the shares of Common Stock that may be purchased by the Participant pursuant to the Option is $         per share, representing the Fair Market Value (as defined in the Plan) of the Common Stock on the date hereof.

2. Non-Qualified Stock Option. The option to purchase shares of Common Stock pursuant to the Option is granted as a “non-qualified stock option”, within the meaning of the United States Internal Revenue Code of 1986, as amended.

3. Vesting. Participant’s right to purchase shares subject to the Option shall vest in three equal installments on each of the first three anniversaries of the grant, unless otherwise cancelled pursuant to Section 6 of the Plan.

4. Nature of Grant. In accepting the grant, the Participant acknowledges that:

(a) the Plan is established voluntarily by the Grantor, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Grantor at any time, unless otherwise provided in the Plan and this Agreement;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Grantor;

(d) the Participant is voluntarily participating in the Plan;

(e) in the event that the Participant is not an Employee of the Grantor, the Option and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Grantor; and, furthermore, the Option and Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with any Subsidiary of the Grantor; and

(f) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty; if the underlying shares do not increase in value, the Option will have no value.

5. Responsibility for Taxes. Regardless of any action the Grantor and/or Participant’s employer (the “Employer”) takes with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the

Grantor and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting and exercise of the Option, the delivery of shares of Common Stock, the subsequent sale of any shares of Common Stock acquired at exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items.

Prior to the relevant taxable event, Participant shall pay or make arrangements satisfactory to the Grantor and/or the Employer to satisfy all Tax-Related Items withholding obligations of the Grantor and/or the Employer. In this regard, Participant authorizes the Grantor and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from any wages or other cash compensation paid to Participant by the Grantor and/or the Employer. Alternatively, or in addition, Participant authorizes the Grantor and/or the Employer, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by Participant by one or a combination of the following: (i) withholding otherwise deliverable shares of Common Stock, provided that the Grantor only withholds the amount of shares of Common Stock necessary to satisfy the minimum statutory withholding amount; and (ii) arranging for the sale of shares of Common Stock otherwise deliverable to Participant (on Participant’s behalf and at Participant’s direction pursuant to this authorization) and withholding from the proceeds of the sale of shares. If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, Participant is deemed to have been issued the full number of shares of Common Stock subject to the Option, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Option. Participant shall pay to the Grantor and/or the Employer any amount of Tax-Related Items that the Grantor and/or the Employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Grantor may refuse to deliver to Participant any shares of Common Stock pursuant to Participant’s Option if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items as described in this section.

6. Electronic Delivery. The Grantor may, in its sole discretion, decide to deliver any documents related to the Option or future Options made under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Grantor or a third party designated by the Grantor.

7. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

8. Choice of Law and Venue. All disputes arising under or growing out of the Option or the provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, as provided in the Plan, without regard to such state’s conflict of laws rules.

9. No Compensation Deferrals. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A of the Code. The Grantor reserves the right, to the extent the Grantor deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no grants (including without limitation, the Options) become subject to Section 409A, provided, however, the Grantor makes no representation that the Options are not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the Options.

10. Acceptance. This grant is subject to acceptance in accordance with the program administrator’s online acceptance procedures.

IN WITNESS WHEREOF, the duly authorized officers of the Grantor named below have hereunto subscribed as of the day and year first above written.

WABCO HOLDINGS INC.

Attest:

By:
Chairman and Chief Executive Officer

Secretary

By signing this Agreement, the Participant acknowledges that he or she accepts the Option granted hereunder, is familiar with the terms and conditions of this Agreement and the Plan, and agrees to be bound by said terms and conditions.

(Date)

(Participant’s Signature)

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

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